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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement (File No. 333-232731) (the "Registration Statement") on Form F-1 of GFL Environmental Holdings, Inc. of our report dated June 17, 2019 relating to the consolidated statements of operations, of shareholder's equity (deficit) and noncontrolling interests and of cash flows of Marlin Intermediate Holdco Inc. and its subsidiaries (the "Predecessor"), which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
August 21, 2019

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS